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                                                                     Exhibit 3.1

                           FIFTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MJD COMMUNICATIONS, INC.


                       MJD Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

                               1. The name of the Corporation is MJD
              Communications, Inc.

                               2. The original Certificate of Incorporation of
              the Corporation was filed with the Secretary of State of the State of Delaware on June 30, 1993.

                               3. This Fifth Amended and Restated Certificate of
              Incorporation (the "AMENDED AND RESTATED CERTIFICATE") has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"). The text of the Amended and Restated Certificate of Incorporation as amended and restated shall read in full as follows:

                      "FIRST: The name of the Corporation is MJD Communications,
              Inc.

                      SECOND: The address of its registered office in the State
              of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                      THIRD: The purpose of the Corporation is to engage in any
              lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Forty Four Million Six Hundred Thousand (144,600,000) shares of which (i) Thirty Million (30,000,000) shares shall be designated as Preferred Stock,


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              par value $0.01 per share (the "PREFERRED STOCK"), and (ii) One
              Hundred Fourteen Million Six Hundred Thousand (114,600,000) shares shall be designated as Common Stock, par value $0.01 per share (the "COMMON STOCK"). The Common Stock shall consist of three series (A) 60,000,000 shares of Class A Common Stock (the "CLASS A COMMON STOCK"), (B) 50,000,000 shares of Class B Common Stock (the "CLASS B COMMON STOCK") and (C) 4,600,000 shares of Class C Common Stock (the "CLASS C COMMON STOCK"). The Preferred Stock shall initially consist of one (1) series, Series D Non-Voting Convertible Preferred Stock ("SERIES D PREFERRED STOCK"), which Series D Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of Series D Preferred Stock of the Corporation dated as of January 19, 2000 (the "SERIES D CERTIFICATE OF DESIGNATION").

              A.      COMMON STOCK

                               (1) RIGHTS GENERALLY. Except as provided herein,
              all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical and entitle the holders thereof to the same rights and privileges.

                               (2) VOTING RIGHTS OF COMMON STOCK. The holders of
              Class A Common Stock shall be entitled to one vote per share on all matters with respect to which they have the right to vote. The holders of Class B Common Stock and Class C Common Stock shall not be entitled to any voting rights, except as required by the DGCL.

                               (3) DIVIDEND RIGHTS OF COMMON STOCK AND STOCK
              SPLITS. Whenever dividends upon Preferred Stock at the time outstanding, to the extent of any preference to which such stock is entitled, shall have been paid in full, or declared and set apart for payment, for all current and, if such Preferred Stock shall have cumulative rights, all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the certificate of designation for any outstanding series of Preferred Stock, provided that, if dividends are declared on the Common Stock which are payable in shares of Common Stock, dividends shall be declared which are payable at the same rate on each class of Common Stock with dividends payable in shares of Class A Common Stock payable to holders of shares of Class A Common Stock, dividends payable in shares of Class B Common Stock shall be payable to holders of shares of Class B Common Stock and dividends payable in shares of Class C Common Stock shall be payable to holders of shares of Class C Common Stock; and provided further, that no dividends payable in shares of Class A Common Stock, Class


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              B Common Stock or Class C Common Stock shall be declared unless an adequate number of authorized but unissued shares of Class A
              Common Stock, Class B Common Stock or Class C Common Stock, as applicable, is available as of the date of such declaration. No subdivision (by any stock split, stock dividend, recapitalization or otherwise) and no combination (by reverse stock split or otherwise) of the Class A Common Stock may occur unless the Class
              B Common Stock and Class C Common Stock are subdivided or combined in the same manner, no subdivision (by any stock split, stock dividend, recapitalization or otherwise) and no combination (by reverse stock split or otherwise) of the Class B Common Stock may occur unless the Class A Common Stock and the Class C Common Stock are subdivided or combined in the same manner and no subdivision (by any stock split, stock dividend, recapitalization or otherwise) and no combination (by reverse stock split or otherwise) of the Class C Common Stock may occur unless the Class
              A Common Stock and the Class B Common Stock are subdivided or combined in the same manner.

                               (4) LIQUIDATION. In the event of any liquidation,
              dissolution or winding up of the Corporation or upon the distribution of assets of the Corporation, all assets and funds of the Corporation remaining, after the payment to the holders of Preferred Stock of the full preferential amounts to which they shall be entitled pursuant to the certificate of designation for such series of Preferred Stock, shall be divided and distributed among the holders of the Common Stock ratably.

                               (5) CONVERSION RIGHTS.

                      (A) RIGHT TO CONVERT. The holders of Class B Common Stock
              and Class C Common Stock shall not have the right to convert their shares of Class B Common Stock or Class C Common Stock, as applicable, into shares of Class A Common Stock at their option.

                      (B) AUTOMATIC CONVERSION. Each share of Class B Common
              Stock shall be converted into one share of Class A Common Stock, which share shall be duly authorized, validly issued, fully paid and non-assessable automatically upon receipt of all governmental approvals necessary to effectuate a change of control, as contemplated by that certain Stock Purchase Agreement, dated as of January 4, 2000, by and among the Corporation and certain other parties thereto, as such agreement may from time to time be amended in accordance with its terms (the "Stock Purchase Agreement"). Upon the occurrence of the consummation by the Corporation of an offering of its Class A Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which the Corporation raises at least $150 million in gross proceeds or any Conversion Event (as defined herein), each record holder of Class C Common Stock shall be entitled to convert into the same

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              number of shares of Class A Common Stock any or all of the shares of such holder's Class C Common Stock; provided that if the Corporation has not received all governmental approvals necessary to effectuate a change of control, as contemplated by the Stock Purchase Agreement then such shares shall not convert until such time as the shares of Class B Common Stock are automatically converted into shares of Class A Common Stock. For purposes hereof, (i) a "Conversion Event" shall mean any transfer of shares of Class C Common Stock to any person or persons who are not affiliates of the transferor, including, without limitation, pursuant to any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act, and a public sale pursuant to Rule 144 under the Securities Act or any similar rule then in force), (ii) a "person" shall mean any natural person or any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization and (iii) an "affiliate" with respect to any person, shall mean such person's spouse, parents, members of such person's family or such person's lineal descendants and any other person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. In addition, all of the Class C Common Stock may be automatically and mandatorily converted into the same number of shares of Class A Common Stock without any action on the part of any holder upon notice to such effect by the Corporation to the record holders of Class C Common Stock. In addition, in the event the Corporation enters into any merger or consolidation transaction or sells or transfers all or substantially all of its assets or consummates any form of recapitalization or reorganization in which the stockholders of the Corporation immediately preceding such transaction own less than a majority of the capital stock of the surviving entity immediately following such transaction, each record holder of Class C Common Stock shall be entitled to convert into the same number of shares of Class A Common Stock any or all of the shares of such holder's Class C Common Stock.

                      (C) MECHANICS OF CONVERSION. Each holder of Class B Common
              Stock or Class C Common Stock whose shares have automatically converted into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled (equal to one (1) share of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock being converted) and shall promptly pay in cash all declared and unpaid dividends, if any, on the shares of Class B Common Stock or Class C Common Stock, as applicable, being converted, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Class B Common Stock or Class C Common Stock

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              to be converted, and the person entitled to receive the shares of
              Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

              B. PREFERRED STOCK

                               1. SERIES OF PREFERRED STOCK. Authority is hereby
              expressly granted to the Board of Directors, subject to the provisions of this Article FOUR and the Series D Certificate of Designation, to authorize the issuance of one or more series of Preferred Stock and, with respect to each such series, to fix by resolution or resolutions providing for the issuance of such series:

                               (a) the distinctive designation of such series
                      and the number of shares which shall constitute such series;

                               (b) the cumulative or noncumulative nature of the
                      dividend, if any, to be paid on the shares of such series;

                               (c) the dividend rate or rates to which such
                      shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, and date or dates from which such dividends, if declared, shall be payable, and whether arrearages on the payment of dividends will bear interest;

                               (d) whether any limitations or restrictions are
                      to be imposed upon the declaration or payment of dividends on the Common Stock while any shares of such series of Preferred Stock are outstanding;

                               (e) whether or not the shares of such series
                      shall be redeemable; the limitations and restrictions with respect to such redemptions (including whether or not the shares of such series shall be redeemable at the option of either the holder or the Corporation or upon the happening of a specified event); the manner of selecting shares of such series for redemption if less than all the shares are to be redeemed; the amount, if any, in addition to any accrued dividends thereon which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates, may be subject to adjustment and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed; and whether or not the shares of such series, if redeemable, shall be redeemable for cash, property, rights or other assets, including securities of the Corporation or of any other corporation;

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                               (f) whether shares of such series shall rank
                      senior to shares of the Common Stock with respect to the payment of dividends and the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, and the amount which the holders of shares of such series may be entitled to receive in addition to any accumulated dividends upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding-up of the affairs is voluntary or involuntary and, if voluntary, may vary at different dates or otherwise;

                               (g) whether the shares of such series shall be
                      subject to the operation of a purchase, retirement or sinking fund, and if so, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, and the extent to the manner in which such funds shall be applied to the purchase or redemption of the shares of such series for retirement or for other purposes and the terms and provisions relative to the operation of said fund or funds;

                               (h) whether the shares of such series shall be
                      convertible into, or exchangeable for, shares of stock of any other class or classes of capital stock, or of any other series of the same class of capital stock, and if so convertible or exchangeable, the price or prices or the rate or rates or the term or terms of conversion or exchange and the method, if any, of adjusting the same;

                               (i) the voting rights, if any, of such series,
                      and whether such voting rights shall be contingent upon the happening of a specified event and whether such voting rights shall cease upon the happening of a specified event; and

                               (j) any other preferences, upon liquidation,
                      dissolution, winding-up or otherwise and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof not inconsistent with this Article FOUR, the Series D Certificate of Designation or any other provision of this Amended and Restated Certificate of Incorporation.

                      Subject to the Series D Certificate of Designation, the Board of Directors also shall have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares of any theretofore established series of Preferred Stock, no share of which has been issued or is subject to any then outstanding warrant, right, call, option or similar right, and further, the Board of Directors shall have authority to increase or decrease the number of shares of any series previously determined by it (provided, however,

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that the number of shares of any such series shall not be decreased to a number less than that of the shares of that series then outstanding).


                      FIFTH: The Corporation is to have perpetual existence.

                      SIXTH: The number of directors which shall constitute the
              whole Board of Directors shall be fixed by and in the manner provided in the Bylaws of the Corporation.

                      SEVENTH: In furtherance and not in limitation of the
              powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                      EIGHTH: Election of directors at an annual or special
              meeting of the stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                      NINTH: No director of the Corporation shall be personally
              liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that this paragraph shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Amended and Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of the State of Delaware as so amended.

                      Any repeal or modification of the foregoing paragraph by
              the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

                      TENTH: The Corporation shall, to the full extent now or
              hereafter permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                      ELEVENTH: If at any time any right, preference or
              limitation of the Common Stock or the Preferred Stock set forth in this Amended and Restated

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              Certificate is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Amended and Restated Certificate (as so amended) which can be given effect without invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

                      TWELFTH: The Corporation reserves the right to amend,
              alter, change or repeal any provision contained in this Amended and Restated Certificate in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation."


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                      IN WITNESS WHEREOF, this Fifth Amended and Restated
Certificate of Incorporation has been signed on this 19th day of January, 2000.




By:   /s/ Walter E. Leach, Jr.
      -------------------------------
      Name:  Walter E. Leach, Jr.
      Title: Senior VP & CFO



Attest:


By:  /s/ Timothy W. Henry
     ----------------------------------
     Name:  Timothy W. Henry
     Title: VP Finance & Treasurer




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